UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 29, 2007

Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152

(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street
Needham, Massachusetts	02494-2714

(Address of Principal Executive Offices)	(Zip Code)
(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition.
     On October 31, 2007, Parametric Technology Corporation (PTC) issued a press release announcing preliminary selected financial results for its fourth fiscal quarter and fiscal year ended September 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.
Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02. Non-Reliance On Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On October 29, 2007, the Audit Committee of the Board of Directors determined that the Company will need to restate its previously issued financial statements with respect to certain transactions involving Toshiba Corporation of Japan recorded during the fiscal periods 2001 to 2006. On that date, the Audit Committee also concluded that, as a result of the pending restatement, the annual financial statements for PTC’s fiscal years 2001 through 2006, as well as the quarterly financial statements for fiscal 2007 and 2006 appearing in PTC’s Form 10-Qs for the quarters ended December 30, 2006, March 31, 2007 and June 30, 2007, should no longer be relied upon.
     The Audit Committee of PTC’s Board of Directors is leading an investigation into the circumstances of certain previously recorded transactions involving Toshiba Corporation of Japan and is evaluating PTC’s accounting for these transactions. PTC recorded revenue associated with these transactions of approximately $41 million during fiscal 2001 through 2006. All of these transactions occurred in Japan. Based on the results of its investigation, the Audit Committee has determined that PTC will need to restate the approximately $41 million in revenue associated with these transactions, which will impact PTC’s financial statements for the fiscal years 2001 to 2006. The revenue anticipated to be restated is less than 1% of total PTC revenue during the affected fiscal years, and the expected reduction in revenue is approximately $8 million in fiscal 2006, $15 million in fiscal 2005, $9 million in fiscal 2004, $2 million in fiscal 2003 and $7 million in prior years. The revenue to be reversed from prior periods is expected to be deferred as of September 30, 2007, to be recorded as revenue or other income in the future to the extent that the rights and obligations of the companies connected with the transactions are resolved in PTC’s favor. PTC does not expect any material change to previously reported operating expenses for the periods impacted by the restatement, but does expect to restate net income as a result of the tax impacts resulting from the revenue reversal. As part of the restatement, PTC also expects to record adjustments to correct other previously identified immaterial errors.
     The results of the investigation to date show that during the period 2001 to 2006, an employee of Toshiba Corporation initiated purchases of both software and services from PTC’s Japanese subsidiary, PTC Japan K.K (“PTC Japan”). Many of these purchases were completed through a third party trading company that procured the PTC software and services on Toshiba’s behalf. The transactions were supported by orders that were signed by employees of Toshiba and the third party trading company. PTC Japan delivered the items for which revenue was recorded and was paid for the orders in question.
     The Toshiba employee also allegedly entered into a series of financing agreements with third party leasing companies, including GE Capital Leasing Corporation of Japan (“GECL”), in the name of Toshiba to fund various transactions. PTC was not a party to those financing agreements. Toshiba has disclaimed responsibility for repayment of these financing agreements and has alleged that the Toshiba employee who entered into the financing agreements was not authorized to do so and that Toshiba did not receive delivery of the items so financed.
     Recently, the Toshiba employee involved in the transactions was arrested and charged with defrauding certain of the leasing companies. Among the allegations against him are that he forged contracts in the name of Toshiba. In addition, three individuals — each employed by a different trading company involved in the transactions — have been arrested for alleged involvement in a scheme to defraud the leasing companies. According to published news reports, the Toshiba employee and these other individuals are suspected of diverting some of the proceeds of the financings to a bank account controlled by one or more of them.
     Following these arrests, it was reported on October 23, 2007 that two former employees of PTC Japan were arrested on suspicion of demanding “hush money” from one of the participants in the fraudulent scheme. The press accounts indicate that the former PTC Japan employees — who left employment with PTC Japan in 2003 and 2004, respectively — were no longer working at PTC Japan at the time of the alleged demands. According to the press accounts, these individuals have not been charged with participating in the alleged underlying fraud.
     As previously reported, PTC is defending a lawsuit filed in the United States by GECL relating to certain of the transactions at issue. GECL has also filed lawsuits in Japan against Toshiba and against certain of the third party trading companies involved in the transactions. GECL claims to have provided financing to Toshiba and others totaling $62 million during the period 2003-2006 and to have been repaid $21 million, some of which is alleged to have been the proceeds of the financing transactions at issue. PTC continues to deny liability to GECL and it has not recorded a reserve for a potential liability in this litigation.
     PTC currently expects to complete the restatement and to file its Annual Report on Form 10-K with the SEC by the November 29, 2007 due date but cannot be certain at this time that it will be able to do so. The Annual Report on Form 10-K will include restated financial statements for fiscal years 2006 and 2005, as well as restatement of selected financial data for fiscal years 2004 and 2003 and of quarterly financial data for fiscal years 2007 and 2006. PTC also expects to file with the SEC amended quarterly reports on Form 10-Q for the fiscal quarters ended December 30, 2006, March 31, 2007 and June 30, 2007, including restatements of the comparative 2006 quarterly financial statements.
     The Audit Committee has discussed the matters described above with PricewaterhouseCoopers LLP, PTC’s independent registered public accounting firm.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	A copy of the press release issued by Parametric Technology Corporation on October 31, 2007 is furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation
Date: October 31, 2007	By:	/s/Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

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